SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): June 30, 1998

                           KEYSTONE FINANCIAL, INC.
            (Exact name of registrant as specified in its charter)

            Pennsylvania            0-11460            23-2289209
    (State or other jurisdiction  (Commission         (IRS Employer
          of incorporation)      File Number)      Identification No.)

               One Keystone Plaza
         North Front and Market Streets
                  P.O. Box 3660
            Harrisburg, Pennsylvania                   17105-3660
    (Address of Principal Executive Offices)           (Zip Code)

Registrant's telephone number, including area code (717) 233-1555


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Item 5.  Other Events.

     The following description of the registrant's common stock is being filed for the purpose of being incorporated by reference in Registration Statements filed or to be filed by the registrant under the Securities Act of 1933:


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                         DESCRIPTION OF COMMON STOCK

     The following description of the Common Stock, par value $2.00 per share (the "Common Stock"), of Keystone Financial, Inc. (the "Corporation") is summarized from the relevant provisions of the Corporation's Restated Articles of Incorporation (the "Articles"). For a complete statement of such provisions, reference is hereby made to the Articles, which are incorporated herein by reference. The statements under this caption are qualified in their entirety by such reference.


                                Voting Rights

     General. The holders of Common Stock are generally entitled to one vote for each share held of record on all matters submitted to a shareholder vote and do not have cumulative voting rights in the election of directors. The absence of cumulative voting means that a nominee for director must receive the votes of a plurality of the shares voted in order to be elected.

     Special Votes for Transactions with 20% Shareholders. The Articles contain provisions requiring special shareholder votes to approve certain types of transactions. In the absence of these provisions, either the transactions would require approval by a majority of the shares voted at a meeting or no shareholder vote would be required.

     The Articles require that certain transactions between the Corporation or a subsidiary and an "interested shareholder" be approved by the affirmative votes of the holders of (1) 75% of the voting power of all outstanding voting stock of the Corporation and (2) a majority of the voting power of the voting stock not beneficially owned by the interested shareholder. An "interested shareholder" is generally defined by the Articles to mean a person or a group acting in concert that beneficially owns more than 20% of the voting power of the Corporation's outstanding voting stock.

     The transactions subject to the special vote requirements include (1) a merger, consolidation or share exchange of the Corporation or a subsidiary with an interested shareholder, (2) the sale, lease, exchange or other disposition, or the loan, mortgage, pledge or investment, by the Corporation or a subsidiary of 5% or more of the Corporation's assets to, with or for the benefit of an interested shareholder, (3) the issuance or transfer to an interested shareholder of securities of the Corporation or a subsidiary valued at 5% or more of the Corporation's consolidated total assets, (4) the adoption of any plan for the liquidation of the Corporation proposed by or on behalf of an interested shareholder, (5) any reclassification of securities, recapitalization of the Corporation, merger or consolidation of the Corporation with a subsidiary or other transaction which increases the percentage of any class of stock of the Corporation or a subsidiary owned by an interested shareholder and (6) any other transaction which is similar in purpose or effect to the foregoing.


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     The special  shareholder vote  requirements do not apply to any transaction approved by a majority of the "disinterested directors." A disinterested director is any member of the Board of Directors of the Corporation (the "Board") who is not an interested shareholder or an affiliate, associate or representative of an interested shareholder and who (1) was a director before the interested shareholder became an interested shareholder or (2) is a successor to a disinterested director and was recommended for election by a majority of the disinterested directors then on the Board.

     Amendment of Articles and Bylaws. The Articles also require the affirmative votes of the holders of (1) 75% of the voting power of all outstanding voting stock of the Corporation and (2) a majority of the voting power of the voting stock not beneficially owned by an interested shareholder to approve any amendment to the Articles or bylaws. The special voting requirement does not apply to any amendment approved by a majority of the disinterested directors if at the time of such approval the disinterested directors constitute a majority of the Board. Except as to matters for which a shareholder vote is required by statute, the Board may also amend the bylaws without shareholder approval by a vote including a majority of the disinterested directors then in office.


                              Board of Directors

     Classified Board. The Articles divide the Board into three classes, each consisting of one- third (or as near as may be) of the whole number of the Board. One class of directors is elected at each Annual Meeting of Shareholders, and each class serves for a term of three years.

     The number of directors which constitute the full Board may be increased or decreased only by the Board, by a vote including a majority of the disinterested directors then in office, and except as otherwise required by law, vacancies on the Board, including vacancies resulting from an increase in the size of the Board, may be filled only by the Board by a similar vote. Directors elected by the Board to fill vacancies serve for the full remainder of the term of the class to which they have been elected.

     Removal of Directors. The Articles provide that a director, any class of directors or the entire Board may be removed from office by shareholder vote only for cause and only if, in addition to any other vote required by law, such removal is approved by a majority of the voting power of the outstanding voting stock which is not beneficially owned by an interested shareholder.

     Nomination of Director Candidates. The Articles require that any shareholder intending to nominate a candidate for election as a director must give written notice of the nomination, containing certain specified information, to the Secretary of the Corporation not later than 120 days in advance of the meeting at which the election is to be held.


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                           Shareholder Rights Plan

     The Corporation has established a shareholder rights plan under which each share of Common Stock presently outstanding or which is issued hereafter prior to the Distribution Date (defined below) is granted one preferred share purchase right (a "Right"). Each Right entitles the registered holder to purchase from the Corporation 5.333 one-thousandths (0.005333) of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Shares"), of the Corporation at a price of $70.00 per 5.333 one-thousandths of a Preferred Share, subject to adjustment in the event of stock dividends and similar events occurring prior to the Distribution Date. Each 5.333 one-thousandths of a Preferred Share would have voting, dividend and liquidation rights which are the approximate equivalent of one share of Common Stock.

     The Rights are not exercisable until the Distribution Date, which is the earlier to occur of (i) 10 days following a public announcement that a person or group (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding Common Stock or (ii) 10 business days (unless extended by the Board prior to any person or group becoming an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Stock.

     Until the Distribution Date, the Rights will be transferred with and only with the Common Stock, and the surrender for transfer of any certificate for Common Stock will also constitute the transfer of the Rights associated with the shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and the Rights will then become separately tradable.

     In the event that any person becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person or its associates or affiliates (which will be void), will thereafter have the right to receive upon exercise that number of Common Shares or, at the option of the Corporation, Preferred Shares (or shares of a class or series of the
Corporation's preferred stock having equivalent rights, preferences and privileges) or, in certain circumstances, other securities or assets, having a market value of two times the exercise price of the Right. In the event that after the first public announcement that any person has become an Acquiring Person, the Corporation is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right, other than rights beneficially owned by the Acquiring Person or its associates or affiliates (which will be void), will thereafter have the right to receive, upon exercise of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.


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     At any  time  after  the  acquisition  by a person  or group of  beneficial ownership of 20% or more of the outstanding Common Stock and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group, which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or 5.333 one-thousandths of a Preferred Share (or of a share of a class or series of the Corporation's preferred stock having equivalent rights, preferences and privileges), or, in certain circumstances, an amount of other securities or assets having equivalent value, per Right (subject to adjustment).

     At any time prior to the acquisition by a person or group of beneficial ownership of 20% or more of the outstanding Common Stock, the Board may redeem the Rights in whole, but not in part, at a price of $.005333 per Right.

     Prior to the Distribution Date, the terms of the Rights may without the consent of the holders of the Rights be amended by the Board in any respect whatever, except for an amendment that would reduce the redemption price. Prior to any person becoming an Acquiring Person, the Corporation may without the consent of the holders of the Rights lower the 20% thresholds referred to above to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Stock then known to the Corporation to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%. The Rights will expire on February 8, 2000, unless the expiration date is extended or unless the Rights are earlier redeemed by the Corporation as described above.

                    Pennsylvania Business Corporation Law

     The provisions of the Articles described under "Voting Rights" and "Board of Directors" above and the Corporation's shareholder rights plan are in addition to certain provisions of Chapter 25 of the Pennsylvania Business Corporation Law ("BCL") which may have the effect of discouraging or rendering more difficult a hostile takeover attempt against the Corporation.

     Under Section 2538 of the BCL, any merger, consolidation, share exchange or sale of assets between the Corporation or a subsidiary and any shareholder of the Corporation, any division of the Corporation in which any shareholder receives a disproportionate amount of any shares or other securities of any corporation resulting from the division, any voluntary dissolution of the Corporation in which a shareholder is treated differently from other shareholders of the same class or any reclassification in which any shareholder's voting or economic interest in the Corporation is materially increased relative to substantially all other shareholders must, in addition to any other shareholder vote required, be approved by a majority of the votes which all shareholders other than the shareholder receiving the special treatment are entitled to cast with respect to the transaction. This special vote requirement does not apply to a transaction (1) which has been approved by a majority vote of the Board, without counting the vote of certain directors affiliated with or nominated by the interested shareholder or (2) in which the consideration to be received by the shareholders is not less than the highest amount paid by the interested shareholder in acquiring shares of the same class.


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     Under  Subchapter  25E of the BCL, if any person or group acting in concert acquires voting power over shares representing 20% or more of the votes which all shareholders of the Corporation would be entitled to cast in an election of directors, any other shareholder may demand that such person or group purchase such shareholder's shares at a price determined in an appraisal proceeding.

     Under Subchapter 25G of the BCL, the Corporation may not engage in merger, consolidation, share exchange, division, asset sale or a variety of other "business combination" transactions with a person which becomes the "beneficial owner" of shares representing 20% or more of the voting power in an election of directors of the Corporation unless (1) the business combination or the acquisition of the 20% interest is approved by the Board prior to the date the 20% interest is acquired, (2) the person beneficially owns at least 80% of the outstanding shares and the business combination (a) is approved by a majority vote of the disinterested shareholders and (b) satisfies certain minimum price and other conditions prescribed in Subchapter 25F, (3)the business combination is approved by a majority vote of the disinterested shareholders at a meeting called no earlier than five years after the date the 20% interest is acquired or
(4) the business combination (a) is approved by shareholder vote at a meeting called no earlier than five years after the date the 20% interest is acquired and (b) satisfies certain minimum price and other conditions prescribed in Subchapter 25F.

     The Corporation has elected to opt out from coverage by Subchapter 25G of the BCL, which would have required a shareholder vote to accord voting rights to control shares acquired by a 20% shareholder in a control-share acquisition, and Subchapter 25H of the BCL, which would have required a person or group to disgorge to the Corporation any profits received from a sale of the Corporation's equity securities within 18 months after the person or group acquired or offered to acquire 20% of the Corporation's voting power or publicly disclosed an intention to acquire control of the Corporation.


                               Preferred Stock

     The Articles authorize the Corporation to issue up to 8,000,000 shares of Preferred Stock. The authorized shares of Preferred Stock are issuable in one or more series on the terms set by the resolution or resolutions of the Board providing for the issuance thereof. Each series of Preferred Stock would have such dividend rate, which might or might not be cumulative, such voting rights, which might be general or special, and such liquidation preferences, redemption and sinking fund provisions, conversion rights or other rights and preferences, if any, as the Board may determine. Except for such rights as may be granted to the holders of any series of Preferred Stock in the resolution establishing such series or as required by law, all of the voting and other rights of the shareholders of the Corporation belong exclusively to the holders of the Common Stock.

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                               Dividend Rights

     The holders of Common Stock are entitled to dividends when, as and if declared by the Board out of funds legally available therefor. However, if Preferred Stock is issued, the Board may grant preferential dividend rights to the holders of such stock which would prohibit payment of dividends on the Common Stock unless and until specified dividends on the Preferred Stock had been paid or in other circumstances.


                              Liquidation Rights

     Upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Common Stock are entitled to share ratably in the assets of the Corporation available for distribution after all liabilities of the Corporation have been satisfied. If Preferred Stock is issued, the Board may grant preferential liquidation rights to the holders of such stock which would entitle them to be paid out of the assets of the Corporation available for distribution before any distribution is made to the holders of Common Stock.


                                Miscellaneous

     There are no preemptive rights, sinking fund provisions, conversion rights or redemption provisions applicable to the Common Stock. Holders of fully paid shares of Common Stock are not subject to any liability for further calls or assessments.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              KEYSTONE FINANCIAL, INC.
                                                    (Registrant)
                                                         By

                                          ________________________________
                                             Donald F. Holt
                                             Senior Vice President &
                                             Chief Financial Officer

                            Date: July 7, 1998


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